                                                                       FORM 10-K

EXHIBIT 21.                SUBSIDIARIES OF THE REGISTRANT

                                                                                        State or Other
                                                                                        Jurisdiction of
                                                                                        Incorporation
         Name of Subsidiary                                                             or Organization
         ------------------                                                             ---------------

The Elco Corporation                                                                    Ohio              (1)

         ELDISC Export Co. (100% owned by The Elco Corporation)                         Delaware          (1)

         Harvel Plastics, Inc. (85% owned by The Elco Corporation)                      Pennsylvania      (1)

Seibert-Oxidermo, Inc.                                                                  Michigan          (1)



(1) Financial statements of subsidiary companies are included in the Consolidated financial statements.